UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

December 18, 2024

Grocery Outlet Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5650 Hollis Street, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 845-1999
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Christopher M. Miller – Appointment as Executive Vice President, Chief Financial Officer

On December 18, 2024, Grocery Outlet Holding Corp. (the "Company" or "Grocery Outlet") issued a press release announcing the appointment of Chirstopher M. Miller as the Company's Executive Vice President and Chief Financial Officer, effective January 6, 2025. Mr. Miller will report to Eric J. Lindberg, Jr., the Company's Chairman of the Board and Interim President and Chief Executive Officer.

Mr. Miller, age 64, has served as Chief Financial Officer at Shamrock Foods Company, the largest family-held food service distributor in the western United States, since January 2023. From January 2007 to June 2022, he held several roles of increasing responsibility at Core-Mark Holding Co. (formerly Nasdaq: CORE), a public company that was acquired by Performance Food Group Company (NYSE: PFGC) in September 2021 and the leading marketer of fresh food and broad-line supply solutions to the convenience retail industry in North America. Most recently, he served as Core-Mark’s Executive Vice President and Chief Financial Officer from January 2021 to June 2022. Prior to that role, he served as Core-Mark’s Senior Vice President and Chief Financial Officer from May 2016 to January 2021, and Vice President and Chief Accounting Officer from January 2007 to May 2016. Prior to joining Core-Mark, Mr. Miller was employed by Cost Plus World Market (formerly known as Cost Plus Inc. and formerly Nasdaq: CPWM), a national specialty retailer, where he served as Vice President and Corporate Controller from 2002 to 2006. Mr. Miller previously served as Chief Financial Officer of Echo Outsourcing from 2000 to 2002, in various financial roles at Levi Strauss & Co. from 1996 to 2000, and in other financial and accounting roles since 1983. Mr. Miller received a Bachelor of Business Administration degree in accounting from Dowling College and was a Certified Public Accountant.

In connection with his appointment, Mr. Miller will:

•	receive an annual base salary of $550,000;

•	be eligible to receive an annual cash bonus (with a target bonus of 60% of his base salary);

•	receive a signing bonus of $100,000; and

•	be eligible to receive (i) annual equity grants under the Company's 2019 Incentive Plan (with a target grant value of 200% of his base salary, with 60% and 40% of the total equity grant value to be issued in performance stock units and restricted stock units ("RSUs"), respectively), and (ii) an additional new hire grant of RSUs with a grant value of $400,000, in each case as determined and approved by the Board or a committee thereof. All equity grants will be subject to the terms of the Company's 2019 Incentive Plan and the applicable award agreement.

Mr. Miller’s base salary and annual cash bonus will be prorated from the day he commences employment. In addition, Mr. Miller will be entitled to participate in the Company's Executive Severance Plan through March 31, 2027. The Company and Mr. Miller will also enter into the Company's standard Indemnification Agreement.

Interim Chief Financial Officer

On December 18, 2024, and in connection with Mr. Miller’s appointment, the Company and Lindsay E. Gray mutually agreed that she will cease service as the Company’s Interim Chief Financial Officer and principal financial officer, effective January 6, 2025, and that she will continue to serve as the Company’s Senior Vice President, Accounting and principal accounting officer.

Item 7.01 Regulation FD Disclosure.

On December 18, 2024, the Company issued a press release announcing Mr. Miller’s appointment as Executive Vice President and Chief Financial Officer of the Company, effective January 6, 2025. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this current report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 18, 2024, entitled "Grocery Outlet Announces Appointment of New Chief Financial Officer"
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

Date:	December 18, 2024	By:	/s/ Luke D. Thompson
		Name:	Luke D. Thompson
		Title:	Executive Vice President, General Counsel and Secretary